UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 20, 2004
(Date of Report - Date of earliest event reported)

KERR-McGEE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16619	73-1612389
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kerr-McGee Center
Oklahoma City, Oklahoma	73125
(Address of principal executive offices)	(Zip Code)

(405) 270-1313
(Registrant's telephone number)

Item 7.01	Regulation FD Disclosure

On October 20, 2004, Kerr-McGee Corporation issued a press release announcing that it will hold a conference call on Wednesday, October 27, 2004, at 11:00 a.m. (EDT) to discuss its third-quarter 2004 financial and operating results, and expectations for the future. Interested parties may listen to the call via Kerr-McGee’s website at www.kerr-mcgee.com or by calling 888-482-0024, within the United States or 617-801-9702, outside the United States. The password for both dial-in numbers will be “Kerr-McGee”. The press release is attached hereto as an exhibit and is incorporated by reference herein.

At 11:00 a.m. (EDT) on October 27th, 2004, Kerr-McGee will make available on its website at www.kerr-mcgee.com a table providing Projected Daily Average Production Volumes and a table containing Oil and Gas Derivatives as of September 2004. To access the tables, select “Investor Relations” and “Guidance and Hedging Information”.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits 99.1 Press Release dated October 20, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERR-MCGEE CORPORATION

	By:	(John M. Rauh)
John M. Rauh
Vice President and Controller

Dated: October 20, 2004